REGISTRATION RIGHTS AGREEMENT


                                      December 22, 1995


TO THE PERSONS LISTED ON THE
ATTACHED DISTRIBUTION LIST

Dear Sirs:

     This will confirm that in connection with the Asset Purchase Agreement dated December 22, 1995 (the
"Purchase Agreement") between Analytical Surveys, Inc.
("ASI"), Intelligraphics, Inc. ("Intelligraphics") and
A. William Huelsman, the Investor Representation Letter dated December 22, 1995 executed by A. William
Huelsman, William D. Nantell, David R. Coates, David
Kroes, Gary Miller, Andy Vanek and Hamid Akhavan (each a "Shareholder" and collectively, the "Shareholders"), and related transfer documents, ASI has transferred
230,000 shares of Common Stock of ASI (the "Shares") as follows: (i) 160,000 shares of Common Stock of ASI to the Voting Trust, and (ii) 70,000 shares of Common
Stock of ASI into escrow pursuant to an Escrow
Agreement dated December 22, 1995 between ASI,
Intelligraphics, and Bank One, Colorado, NA. As an inducement to you to enter into the Purchase Agreement, ASI covenants and agrees with each of you, and with each subsequent holder of the Shares, as follows:

     1.  Certain Definitions.  As used in this
Registration Rights Agreement, the following terms will have the following respective meanings:

          "Agreement" will mean this Registration
     Rights Agreement.

          "Commission" will mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          "Common Stock" will mean the shares of common stock, no par value, of ASI, as constituted as of the date of this Agreement.

          "Exchange Act" will mean the Securities
     Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission under the Exchange Act, all as the same will be in effect at the time.

          "Registration Expenses" will mean the
     expenses so described in Section 4 of this Agreement.

          "Restricted Stock" will mean any Shares owned by any Shareholder and any subsequent holders.

          "Securities Act" will mean the Securities Act of 1933, as amended or any similar federal statute, and the rules and regulations of the Commission under the Securities Act, all as the same will be in effect at the time.

          "Selling Expenses" will mean the expenses so described in Section 4 of this Agreement.

     2. Incidental Registration. If ASI at any time prior to the second anniversary of this Agreement proposes to register any of its Common Stock under the Securities Act in an underwritten public offering, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-4, Form S-8 or another form not available for registering the Restricted Stock for sale to the public), it will give written notice at such time to all holders of outstanding Restricted Stock of its intention to do so.
Upon the written request of any such holder, given within 10 days after receipt of any such notice by ASI, to register any of its Restricted Stock (which request will state the intended method of disposition of such Restricted Stock), ASI will use its best efforts to cause the Restricted Stock as to which registration will have been so requested, to be included in the securities to be covered by the registration statement proposed to be filed by ASI, all to the extent required to permit the sale or other disposition by the holder
(in accordance with its written request) of such Restricted Stock so registered under federal law and under the laws of any state in which ASI chooses to conduct the underwritten public offering, except that ASI is under no obligation to the holders of Restricted
Stock to cause a registration statement under this
Section 2 to become effective or to keep a registration statement under this Section 2 effective for any period. Any request by a holder pursuant to this
Section 2 to register Restricted Stock will be deemed to be such holder's agreement to sell such shares exclusively in such offering on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration. The number of shares of Restricted Stock to be included in such an underwriting may be reduced pro rata among the requesting holders of Restricted
Stock based upon the number of shares so requested to be registered if and to the extent that the managing underwriter reasonably and in good faith determines that such inclusion would adversely affect the marketing of the securities to be sold by ASI in such underwriting.

     Notwithstanding anything to the contrary contained in this Section 2, if there is a firm commitment underwritten public offering of securities of ASI pursuant to a registration covering Restricted Stock and a holder of Restricted Stock does not elect to sell his Restricted Stock to the underwriters of ASI's securities in connection with such offering, such holder will refrain from selling such Restricted Stock during the period of distribution of ASI's securities by such underwriters and the period in which the underwriting syndicate participates in the after market; provided, however, that such holder will, in any event, be entitled to sell its Restricted Stock commencing on the 90th day after the effective date of such registration statement if not otherwise prohibited from doing so under any other agreement.

     3. Registration Procedures. In connection with each registration under this Agreement, the selling holders of Restricted Stock will furnish to ASI in writing such information with respect to themselves and the proposed distribution by them as will be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

     4. Expenses. All expenses incurred by ASI in complying with Section 2 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for ASI, fees of the National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, but excluding any Selling Expenses and fees and expenses of counsel for the sellers of Restricted
Stock, are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called
"Selling Expenses."

     All Selling Expenses and Registration Expenses in connection with any registration statement filed pursuant to Section 2 of this Agreement will be borne by the participating sellers in proportion to the number of shares sold by each.

     5.  Indemnification.  In the event of a
registration of any of the Restricted Stock under the Securities Act pursuant to Section 2 of this Agreement,
ASI will indemnify and hold harmless each seller of such Restricted Stock under such registration and each underwriter of Restricted Stock under such registration and each other person, if any, who controls such seller or underwriter within the meaning of the Securities
Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect of any of such losses, claims, damages or liabilities) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 2, any preliminary prospectus or final prospectus contained in such registration statement, or any amendment or supplement of such registration statement or prospectus, or arise out of or are based upon the omission or alleged omission to state in such registration statement or prospectus a material fact required to be stated in such registration statement or necessary to make the statements in such registration statement or prospectus not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that ASI will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus.

     In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to
Section 2 of this Agreement, each seller of such Restricted Stock under such registration statement, severally and not jointly, will indemnify and hold harmless ASI and each person, if any, who controls ASI within the meaning of the Securities Act, each officer of ASI who signs the registration statement, each director of ASI, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which ASI or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect of any such losses, claims, damages or liabilities) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted
Stock was registered under the Securities Act pursuant to Section 2, any preliminary prospectus or final prospectus contained in such registration statement, or any amendment or supplement of such registration statement, or arise out of or are based upon the omission or alleged omission to state in such registration statement or prospectus a material fact required to be stated in such registration statement or prospectus or necessary to make the statements in such registration statement not misleading, and will reimburse ASI and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable under this Agreement in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to ASI by such seller specifically for use in such registration statement or prospectus; provided, further, however, that the liability of each seller under this Agreement will be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the number of shares sold by such seller under such registration statement bears to the total number of all securities sold under such registration statement, but not to exceed the proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

     Promptly after receipt by an indemnified party under this Agreement of notice of the commencement of any action, such indemnified party will, if a claim in respect of such action is to be made against the indemnifying party under this Agreement, notify the indemnifying party in writing of such action, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party other than under this Section 5 and such omission so to notify the indemnifying party in any event will not relieve it from liability under this
Section 5, except to the extent that such failure prejudiced the rights of the indemnifying party. In case any such action will be brought against any indemnified party and such indemnified party notifies the indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in and, to the extent it wishes, to assume and undertake the defense of such action with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense of such action, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense of such action other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party reasonably concludes that there are likely to be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably are deemed to be in conflict with the interests of the indemnifying party, the indemnified party will have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

     Notwithstanding the foregoing, any indemnified party will have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel will be at the expense of such indemnified party unless (i) the indemnifying party fails to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party mutually agree to the retention of such counsel. It is understood that the indemnifying party will not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm to act as counsel for the indemnified party (in addition to the fees of local counsel in any jurisdiction where such separate firm is not so qualified, but the fees and expenses of such local counsel will be limited to the making of appearances of record). The indemnifying party will not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     If the indemnification provided for in the first two paragraphs of this Section 5 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect of any of such losses, claims, damages or liabilities referred to in such paragraphs, then each indemnifying party will in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of ASI, on the one hand, and the underwriters and the sellers of such Restricted Stock, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions, as well as any other relevant equitable considerations.
The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by ASI, on the one hand, or the underwriters and the sellers of such Restricted Stock, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. ASI and each of you agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the sellers of such Restricted Stock were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities or actions in respect of any of such losses, claims, damages or liabilities, referred to above in this paragraph, will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no seller under this Agreement will be required to contribute any amount in excess of the lesser of (i) the proportion that the number of shares sold by such seller under such registration statement bears to the total number of all securities sold under such registration statement, but not to exceed the proceeds received by such seller for the sale of Restricted Stock covered by such registration statement and (ii) the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     The indemnification of underwriters provided for in this Section 5 will be on such other terms and conditions as are at the time customary and reasonably required by such underwriters, and in that event the indemnification of the sellers of Restricted Stock in such underwriting will at the sellers' request be modified to conform to such terms and conditions.

     6. Changes in Common Stock. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment will be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted by this Agreement will continue with respect to the Common
Stock as so changed.

     7.  Miscellaneous.

          (a)  All covenants and agreements contained
     in this Agreement by or on behalf of any of the parties to this Agreement will bind and inure to the benefit of the respective successors and assigns of the parties to this Agreement whether so expressed or not.

          (b)  All notices, requests, consents and
     other communications under this Agreement will be in writing and will be mailed by first class registered mail, postage prepaid, addressed as follows:

               (i)  if to ASI, to it at:  1935 Jamboree
          Drive, Colorado Springs, Colorado 80920,
          Attention:  Scott Benger;

               (ii)  if to a Shareholder, at the
          address for notice set forth opposite such Shareholder's signature below;

               (iii)  if to any subsequent holder of
          Restricted Stock, to it at such address as may have been furnished to ASI in writing by such holder;

          or, in any case, at such other address or addresses as will have been furnished in writing to ASI (in the case of a holder of Restricted
     Stock) or to the holders of Restricted Stock (in the case of ASI).

          (c)  This Agreement will be governed by and
     construed in accordance with the laws of the State of Colorado.

          (d)  This Agreement constitutes the entire
     agreement of the parties with respect to the subject matter of this Agreement and may not be modified or amended except in writing.

          (e) This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          (f)  All disputes arising out of or related
     to this Agreement, including any claims that all or any part of this Agreement is invalid, illegal, voidable, or void, will be settled by arbitration, pursuant to an Arbitration Agreement dated
     December 22, 1995, between the Company,
     Intelligraphics, Inc., the Shareholders, the members of the board of ASI who are voting trustees under the Voting Trust Agreement and Bank
     One, Colorado.

This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     Please indicate your acceptance of the foregoing by sighing and returning the enclosed counterpart of this letter, whereupon this letter (sometimes called
"this Agreement") will be a binding agreement between ASI and you.

                              Very truly yours,


                              ANALYTICAL SURVEYS, INC.


                              By:  /s/ S.V. Corder
                              --------------------
                              Title: President and
                              Chief Executive Officer



AGREED TO AND ACCEPTED        ADDRESS FOR NOTICE:
as of the date first
above written.


/s/ A. William Huelsman
-----------------------       Suite 40
A. William Huelsman           235 West Broadway
                              Waukesha, WI 53186


/s/ William Nantell
-----------------------       523 W23124 Broadway
William Nantell               Waukesha, WI 53186


/s/ David Coates
-----------------------       W316 57740 Lake Crest Drive
David Coates                  Mukwonago, WI 53149


/s/ Gary Miller
-----------------------       4865 Cedar Circle
Gary Miller                   Dousman, WI 53118


/s/ Randy Vanek
-----------------------       560 Bolson Drive, #D
Randy Vanek                   Oconomowoc, WI 53066


/s/ Hamid Akhavan
-----------------------       2040 Galloway Road
Hamid Akhavan                 Hartford, WI 53027


/s/ David Kroes
-----------------------       4182 Raymir Circle
David Kroes                   Wauwatosa, WI 53222

                   DISTRIBUTION LIST


A. William Huelsman
235 West Broadway, Suite 40
Waukesha, WI 53186

Mr. William D. Nantell        Mr. David R. Coates
523 W23124 Broadway           W316 57740 Lake Crest
Drive
Waukesha, WI 53186            Mukwonago, WI 53149

Mr. David P. Kroes            Mr. Gary Miller
4182 Raymir Circle            4865 Cedar Circle
Wauwatosa, WI 53222           Dousman, WI 53118

Mr. Randy Vanek               Mr. Hamid Akhavan
560 Bolson Drive, #D          2040 Galloway Road
Oconomowoc, WI 53066          Hartford, WI 53027